UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2015

QUANTUM MATERIALS CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52956	20-8195578
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3055 Hunter Road San Marcos, TX	78666
(address of principal executive offices)	(zip code)

214-701-8779
(registrant’s telephone number, including area code)

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

Effective October 14, 2015, Sriram Peruvemba joined Quantum Materials Board of Directors. Mr. Peruvemba is the CEO of Marketer International, a marketing services firm, a position he has held since July 2014. Since August 2014, he has also served as head of marketing for The Society for Information Display (SID). Prior to that, Mr. Peruvemba held the positions of Chief Marketing Officer at Cambrios Technologies from April 2013 through July 2014 and Chief Marketing Officer at E Ink Corporation December 2009 through April 2013. With over 25 years of experience in the technology industry, Mr. Peruvemba has been an influential advocate in the advancement of electronic display technology. He is an acknowledged expert on electronic displays, touch screens, and related technologies and consults, writes and presents on those subjects, globally. Mr. Peruvemba has also held senior level positions at Sharp Corp, TFS Inc., Planar Systems and Suntronic Technology and has BSEE and MBA degrees and a post-graduate diploma in management.

Mr. Peruvemba replaces Mr. Chris Benjamin who resigned from the Company’s Board of Directors on October 8, 2015, previously announced in the Company’s most recent Form 10-K filing.

Item 9.01.	Financial Statements and Exhibits.

Exhibit	Description

99.1	Press release dated October 15, 2015. (Filed herewith.)

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM MATERIALS CORP.

Dated: October 15, 2015	/s/ Stephen Squires
STEPHEN SQUIRES
Chief Executive Officer

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